ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is dated as of the 3rd day of November, 2011.

BETWEEN:

RADIUS GOLD INC., a corporation incorporated under the Business Corporations Act (British Columbia)

(“Radius”)

AND:

RACKLA METALS INC., a corporation incorporated under the Business Corporations Act (British Columbia)

(“Rackla”)

WHEREAS:

A.

Radius and Rackla have agreed to proceed with a corporate restructuring by way of a Plan of Arrangement whereby:

(a)

certain assets of Radius and $1 million in cash will be transferred to Rackla in exchange for Rackla Shares and Rackla Warrants;

(b)

Radius will reorganize its capital by redesignating the existing Radius Shares as Class A Shares and by creating an unlimited number of New Radius Shares and by issuing: (a) one New Radius Share in exchange for each Class A Share and (b), one Rackla Share and one Rackla Warrant in exchange for every three (3) Class A Shares on the close of business on the Distribution Record Date;

(c)

The parties agree that pursuant to the Arrangement the Warrants will be amended to entitle the holder to receive, upon due exercise of the Warrant, New Radius Shares with the following adjustments which will be determined in accordance with the terms of the warrant certificates and in good faith by the Board of Directors:

(i)

the number of New Radius Shares acquirable will be increased using a formula based on the fair market value of Rackla; and

(ii)

the exercise price of the Warrants will be reduced using a formula based on the fair market value of Rackla.

B.

Radius proposes to convene a meeting of the Radius Shareholders to consider the Arrangement pursuant to Section 288 of the BCBCA, on the terms and conditions set forth in the Plan of Arrangement attached as Exhibit II hereto; and

C.

Each of the parties to this Agreement has agreed to participate in and support the Arrangement.

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE 1
DEFINITIONS, INTERPRETATION AND EXHIBIT

1.1

Definitions. In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

(a)

“Agreement” means this agreement including the exhibits attached hereto as the same may be supplemented or amended from time to time;

(b)

“Arrangement” means the arrangement pursuant to Section 288 of the BCBCA as contemplated by the provisions of this Agreement and the Plan of Arrangement;

(c)

“Arrangement Provisions” means Section 288 of the BCBCA;

(d)

“BCBCA” means the Business Corporations Act (British Columbia), and the regulations thereunder, as now in effect and as they  may be promulgated or amended from time to time;

(e)

“Board of Directors” means the current and existing Board of Directors of Radius;

(f)

“Business Day” means a day which is not a Saturday, Sunday or statutory holiday in Vancouver, British Columbia;

(g)

“Class A Shares” means the renamed and redesignated Radius Shares as described in the Plan of Arrangement;

(h)

“Closing Date” means December 6, 2011 or such other date agreed to by Radius and Rackla;

(i)

“Constating Documents” means, in respect of Radius, the articles and notice of articles under the BCBCA;

(j)

“Court” means the Supreme Court of British Columbia;

(k)

“Distribution Record Date” means the close of business on December 1, 2011 or such other date as approved by Radius and Rackla, which date establishes the Radius Shareholders entitle to receive Rackla Shares and Rackla Warrants pursuant to the Plan of Arrangement;

(l)

“Effective Date” means December 1, 2011;

(m)

“Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date or such other time as Radius and Rackla shall agree;

(n)

“Final Order” means the final order of the Court approving the Arrangement;

(o)

“Interim Order” means the interim order of the Court providing advice and directions in connection with the Meeting and the Arrangement;

(p)

“Listing Date” means the date the Rackla Shares are listed on the TSX-V;

(q)

“Management Proxy Circular” means the management proxy circular of Radius to be sent to the Radius Shareholders in connection with the Meeting;

(r)

“Meeting” means the special meeting of the Radius Shareholders and any adjournments thereof to be held to, among other things, consider and, if deemed advisable, approve the Arrangement;

(s)

“New Radius Shares” means the common shares in the capital of Radius, which Radius will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to holders of Class A Shares in exchange for such Class A Shares;

(t)

“Person” means and includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof;

(u)

“Plan of Arrangement” means the plan of arrangement attached to this Agreement as Exhibit II as the same may be amended from time to time;

(v)

“Rackla” means Rackla Metals Inc., a company incorporated pursuant to and existing under the BCBCA;

(w)

“Rackla Shareholder” means a holder of  Shares;

(x)

“Rackla Shares” means the voting common shares without par value which Rackla is authorized to issue as the same are constituted on the date hereof;

(y)

“Rackla Warrants” means the common share purchase warrants issued by Rackla entitling the holders to purchase Rackla Shares at a price of $0.30 per share for a period of 18 months from the Listing Date;

(z)

“Radius” means Radius Gold Inc., a corporation existing under the BCBCA;

(aa)

“Radius Shareholders” means holders of Radius Shares;

(bb)

“Radius Shares” means the common shares without par value which Radius is authorized to issue as the same are constituted on the date hereof;

(cc)

“Registrar” means the Registrar of Companies under the BCBCA;

(dd)

“TSX-V” means the TSX Venture Exchange;

(ee)

“Warrants” means the share purchase warrants of Radius exercisable to acquire Radius Shares that are outstanding immediately prior to the Effective Time; and

(ff)

“Warrantholder” means a holder of Warrants;

(gg)

“Yukon Exploration Assets” means the assets of Radius described in Exhibit I hereto which are to be transferred to Rackla under the Arrangement.

1.2

Currency. All amounts of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3

Interpretation Not Affected by Headings. The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement. The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and the exhibits hereto as a whole and not to any particular article, section, subsection, paragraph or subparagraph hereof and include any agreement or instrument supplementary or ancillary hereto.

1.4

Number and Gender. In this Agreement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing the use of either gender shall include both genders and neuter and words importing persons shall include firms and corporations.

1.5

Date for any Action. In the event that any date on which any action is required to be taken hereunder by Radius or Rackla is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6

Meaning. Words and phrases used herein and defined in the BCBCA shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.7

Exhibits. Attached hereto and deemed to be incorporated into and form part of this Agreement as Exhibit I is a description of the Yukon Exploration Assets and as Exhibit II is the Plan of Arrangement.

ARTICLE 2
ARRANGEMENT

2.1

Arrangement. The parties agree to effect the Arrangement pursuant to the Arrangement Provisions on the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement.

2.2

Effective Date of Arrangement. The Arrangement shall become effective on the Effective Date as set out in the Plan of Arrangement.

2.3

Commitment to Effect. Subject to termination of this Agreement pursuant to  hereof, the parties shall each use all commercially reasonable efforts and do all things reasonably required to cause the Plan of Arrangement to become effective by no later than December 31, 2011, or by such other date as Radius and Rackla may determine, and in conjunction therewith to cause the conditions described in section 5.1 to be complied with prior to the Effective Date. Without limiting the generality of the foregoing, the parties shall proceed forthwith to apply for the Interim Order and Radius shall call the Meeting and mail the Management Proxy Circular to the Radius Shareholders.

2.4

Filings. Subject to the rights of termination contained in Article 6 hereof, upon the Radius Shareholders approving the Arrangement by special resolution in accordance with the provisions of the Interim Order and the BCBCA, Radius obtaining the Final Order and the other conditions contained in Article 5 hereof being complied with or waived, Radius on its behalf and on behalf of Rackla shall file the records and information required by the Registrar pursuant to the Arrangement Provisions.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties. Each of the parties hereby represents and warrants to each of the other parties that:

(a)

it is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and has full capacity and authority to enter into this Agreement and to perform its covenants and obligations hereunder;

(b)

it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and this Agreement has been duly executed and delivered by it;

(c)

neither the execution and delivery of this Agreement nor the performance of any of its covenants and obligations hereunder will constitute a material default under, or be in any material contravention or breach of (i) any provision of its Constating Documents or other governing corporate documents, (ii) any judgment, decree, order, law, statute, rule or regulation applicable to it, or (iii) any agreement or instrument to which it is a party or by which it is bound; and

(d)

no dissolution, winding up, bankruptcy, liquidation or similar proceedings has been commenced or are pending or proposed in respect of it.

ARTICLE 4
COVENANTS

4.1

Covenants. Each of the parties covenants with the others that it will do and perform all such acts and things, and execute and deliver all such agreements, assurances, notices and other documents and instruments, as may reasonably be required to facilitate the carrying out of the intent and purpose of this Agreement.  For avoidance of doubt, in the event share issuances from Radius are necessary to satisfy obligations under property option agreements with respect to the Yukon Exploration Assets, Radius and Rackla agree to use commercially reasonable efforts to negotiate such agreements and other documents necessary to effect such share issuances.

4.2

Interim Order and Final Order. The parties acknowledge that Radius will apply to and obtain from the Court, pursuant to the Arrangement Provisions, the Interim Order providing for, among other things, the calling and holding of the Meeting for the purpose of considering and, if deemed advisable, approving and adopting the Arrangement and that the Rackla Shareholders shall approve the Arrangement. The parties each covenant and agree that if the approval of the Arrangement by the Radius Shareholders as set out in section 5.1(b) hereof is obtained, Radius will thereafter (subject to the exercise of any discretionary authority granted to Radius’s directors by the Radius Shareholders) take the necessary actions to submit the Arrangement to the Court for approval and apply for the Final Order and, subject to compliance with any of the other conditions provided for in Article 5 hereof and to the rights of termination contained in  hereof, file the material described in section 2.4 with the Director.

4.3

Warrants. The parties agree that pursuant to the Arrangement the Warrants will be amended to entitle the holder to receive, upon due exercise of the Warrant, New Radius Shares with the following adjustments which will be determined in accordance with the terms of the warrant certificates and in good faith by the Board of Directors:

(a)

the number of New Radius Shares acquirable will be increased using a formula based on the fair market value of Rackla; and

(b)

the exercise price of the Warrants will be reduced using a formula based on the fair market value of Rackla.

ARTICLE 5
CONDITIONS

5.1

Conditions Precedent. The respective obligations of the parties to complete the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

(a)

the Interim Order shall have been granted in form and substance satisfactory to Radius and Rackla;

(b)

the Arrangement and this Agreement, with or without amendment, shall have been approved and ratified at the Meeting by the Radius Shareholders in accordance with the Arrangement Provisions, the Constating Documents of Radius, the Interim Order and the requirements of any applicable regulatory authorities;

(c)

the Final Order shall have been obtained in form and substance satisfactory to Radius and Rackla;

(d)

the TSX-V shall have conditionally approved the Arrangement and the TSX-V shall have conditionally approved the listing of the Rackla Shares, subject to compliance with the requirements of the TSX-V;

(e)

all other consents, orders and approvals, including regulatory and judicial approvals and orders required or necessary or desirable for the completion of the transactions provided for in this Agreement and the Plan of Arrangement shall have been obtained or received from the Persons, authorities or bodies having jurisdiction in the circumstances each in form acceptable to Radius and Rackla;

(f)

there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and the Arrangement;

(g)

notices of dissent pursuant to Article 5 of the Plan of Arrangement shall not have been delivered by Radius Shareholders holding greater than 2% of the outstanding Radius Shares; and

(h)

this Agreement shall not have been terminated under  hereof.

Except for the conditions set forth in sections (a), (b), (c), (d), (e), (g) and (h), which may not be waived, any of the other conditions in this section 5.1 may be waived by both of Radius and Rackla.

5.2

Pre-Closing. Unless this Agreement is terminated earlier pursuant to the provisions hereof, the parties shall meet at the offices of Blake, Cassels & Graydon LLP, Suite 2600, 595 Burrard Street, Vancouver, British Columbia V7X 1L3, at 5:00 a.m. on the Closing Date, or at such other location or at such other time or on such other date as they may mutually agree, and each of them shall deliver to the other of them:

(a)

the documents required to be delivered by it hereunder to complete the transactions contemplated hereby, provided that each such document required to be dated the Effective Date shall be dated as of, or become effective on, the Effective Date and shall be held in escrow to be released upon the occurrence of the Effective Date; and

(b)

written confirmation as to the satisfaction or waiver by it of the conditions in its favour contained in this Agreement.

5.3

Merger of Conditions. The conditions set out in section 5.1 hereof shall be conclusively deemed to have been satisfied, waived or released upon the occurrence of the Effective Date.

5.4

Merger of Representations, Warranties and Covenants. The representations and warranties in section 3.1 shall be conclusively deemed to be correct as of the Effective Date and the covenants in section 4.1 hereof shall be conclusively deemed to have been complied with in all respects as of the Effective Date, and each shall accordingly merge in and not survive the effectiveness of the Arrangement.

ARTICLE 6
AMENDMENT AND TERMINATION

6.1

Amendment. Subject to any mandatory applicable restrictions under the Arrangement Provisions or the Final Order, this Agreement, including the Plan of Arrangement, may at any time and from time to time before or after the holding of the Meeting, but prior to the Effective Date, be amended by the written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of the Radius Shareholders.

6.2

Termination. Subject to section 6.3, this Agreement may at any time before or after the holding of the Meeting, and before or after the granting of the Final Order, but in each case prior to the Effective Date, be terminated by direction of the Board of Directors of Radius without further action on the part of the Radius Shareholders and nothing expressed or implied herein or in the Plan of Arrangement shall be construed as fettering the absolute discretion by the Board of Directors of Radius to elect to terminate this Agreement and discontinue efforts to effect the Arrangement for whatever reasons it may consider appropriate.

6.3

Cessation of Right. The right of Radius or any other party to amend or terminate the Plan of Arrangement pursuant to section 6.1 and section 6.2 shall be extinguished upon the occurrence of the Effective Date.

ARTICLE 7
GENERAL

7.1

Notices. All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be delivered or telecopied, addressed as follows:

(a)

in the case of Radius:

Suite 830 – 355 Burrard Street

Vancouver, BC V6C 2G8

Attention:

Sally Whittal

Facsimile:

(604) 662-8829

(b)

in the case of Rackla:

Suite 830 – 355 Burrard Street

Vancouver, BC V6C 2G8

Attention:

Sally Whittal

Facsimile:

(604) 662-8829

(c)

in each case with a copy to:

Blake, Cassels & Graydon LLP

Suite 2600, 595 Burrard Street

Vancouver, BC V7X 1L3

Attention:

Peter O'Callaghan

Facsimile:

(604) 631-3345

7.2

Assignment. None of the parties may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the others of them.

7.3

Binding Effect. This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties and their respective successors and permitted assigns.

7.4

Waiver. Any waiver or release of the provisions of this Agreement, to be effective, must be in writing and executed by the party granting such waiver or release.

7.5

Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

7.6

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

7.7

Expenses. All expenses incurred by a party in connection with this Agreement, the Arrangement and the transactions contemplated hereby and thereby shall be borne by the party that incurred the expense or as otherwise mutually agreed by the parties.

7.8

Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

7.9

Time of Essence. Time is of the essence of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

RADIUS GOLD INC.

Per:

(signed) “Kevin Bales"

Authorized Signatory

RACKLA METALS INC.

Per:

(signed) “Sally Whittall”

Authorized Signatory

EXHIBIT I

ASSETS OF RADIUS GOLD INC. TO BE TRANSFERRED TO RACKLA METALS INC.

1.

All of Radius’s right, title and interest in the following mineral properties:

(a)

the Scarlet property as defined in the technical report titled “Geology, Mineralization and Exploration Report on Scarlet Property, Yukon, Canada”;

(b)

the Sixty Mile property located in the Yukon and Alaska;

(c)

the Ten Mile Creek project located in the Yukon;

(d)

the Rivier project located in the Yukon; and

(e)

other mineral claims totalling 930 claims, all of which are located in the Yukon.

The assets above include all rights and obligations under the underlying agreements in respect of the associated mineral properties.

2.

Marketable securities consisting of 750,000 common shares of Solomon Resources Limited and 600,000 common shares of Wesgold Minerals Inc.

EXHIBIT II

TO THE ARRANGEMENT AGREEMENT DATED AS OF THE 3rd DAY OF NOVEMBER 2011 BETWEEN RADIUS GOLD INC. AND RACKLA METALS INC.

PLAN OF ARRANGEMENT

UNDER SECTION 288 OF

THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1

Definitions. In this plan of arrangement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

(a)

“Arrangement” means the arrangement pursuant to the Arrangement Provisions on the terms and conditions set out herein;

(b)

“Arrangement Agreement” means the arrangement agreement dated as of November 3, 2011 between Radius and Rackla to which this Exhibit is attached, as may be supplemented or amended from time to time;

(c)

“Arrangement Provisions” means Section 288 of the BCBCA;

(d)

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations thereunder as now in effect and as they may be promulgated or amended from time to time;

(e)

“Board of Directors” means the current and existing Board of Directors of Radius;

(f)

“Business Day” means a day which is not a Saturday, Sunday or statutory holiday in Vancouver, British Columbia;

(g)

“Class A Shares” means the renamed and redesignated Radius Shares as described in section 3.1 of this Plan of Arrangement;

(h)

“Court” means the Supreme Court of British Columbia;

(i)

“Distribution Record Date” means the close of business on the day December 1, 2011 or such other date as approved by Radius and Rackla, which date establishes the Radius Shareholders entitle to receive Rackla Shares and Rackla Warrants pursuant to the Plan of Arrangement;

(j)

“Effective Date” means the date shown on the Certificate of Arrangement;

(k)

“Final Order” means the final order of the Court approving the Arrangement;

(l)

“Interim Order” means the interim order of the Court providing advice and directions in connection with the Meeting and the Arrangement;

(m)

“Listing Date” means the date the Rackla Shares are listed on the TSX Venture Exchange;

(n)

“Meeting” means the special meeting of the Radius Shareholders and any adjournments thereof to be held to, among other things, consider and, if deemed advisable, approve the Arrangement;

(o)

“New Radius Shares” means a new class of voting common shares without par value which Radius will create and issue as described in section 3.1(b) of this Plan of Arrangement and for which the Class A Shares are, in part, to be exchanged under the Plan of Arrangement and which, immediately after completion of the transactions comprising the Plan of Arrangement, will be identical in every relevant respect to the Radius Shares;

(p)

“Plan of Arrangement” means this plan of arrangement, as the same may be amended from time to time;

(q)

“Property Purchase Agreement” means the agreement to be entered into between Radius and Rackla pursuant to which Rackla acquires Radius’ interest in the Yukon Exploration Assets;

(r)

“Rackla” means Rackla Metals Inc., a company existing under the BCBCA;

(s)

“Rackla Shareholder” means a holder of Rackla Shares;

(t)

“Rackla Shares” means the voting common shares without par value which Rackla is authorized to issue as the same are constituted on the date hereof;

(u)

“Rackla Warrants” means the common share purchase warrants issued by Rackla entitling the holders to purchase Rackla Shares at a price of $0.30 per share for two periods of 18 months from the Listing Date;

(v)

“Radius” means Radius Gold Inc., a corporation existing under the BCBCA;

(w)

“Radius Shareholders” means holders of Radius Shares;

(x)

“Radius Shares” means the voting common shares without par value which Radius is authorized to issue as the same are constituted on the date hereof;

(y)

“Registrar” means the Registrar of Companies appointed pursuant to the BCBCA;

(z)

“Tax Act” means the Income Tax Act (Canada), R.S.C. 1985 (5th Supp.) c.1, as amended;

(aa)

“Transfer Agent” means Olympia Trust Company at its principal office in Vancouver, British Columbia;

(bb)

“TSX-V” means the TSX Venture Exchange; and

(cc)

“Yukon Exploration Assets” means the assets of Radius, as more particularly described in Exhibit I to the Arrangement Agreement.

1.2

Interpretation Not Affected by Headings. The division of this Plan of Arrangement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specifically indicated, the terms “this Plan of Arrangement”, “hereof”, “hereunder” and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or subparagraph and include any agreement or instrument supplementary or ancillary hereto.

1.3

Number and Gender. Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and words importing persons shall include firms and corporations.

1.4

Meaning. Words and phrases used herein and defined in the BCBCA shall have the same meaning herein as in the BCBCA, unless the context otherwise requires.

ARTICLE 2
ARRANGEMENT AGREEMENT

2.1

Arrangement Agreement. This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.

ARTICLE 3
THE ARRANGEMENT

3.1

The Arrangement. On the Effective Date, the following shall occur and be deemed to occur in the following chronological order without further act or formality notwithstanding anything contained in the provisions attaching to any of the securities of Radius or Rackla, but subject to the provisions of Article 5:

(a)

Radius will transfer to Rackla:

(i)

the Yukon Exploration Assets pursuant to the Property Purchase Agreement in consideration for the number of Rackla Shares necessary, together with the Rackla Shares issued pursuant to (a)(ii), to satisfy the obligation to issue Rackla Shares pursuant to (e) below to the Shareholders and the obligation to issue 19.9% of the Rackla Shares to Radius; and

(ii)

$1 million in cash in consideration for the number of Rackla Shares and Rackla Warrants necessary, together with the Rackla Shares issued pursuant to (a)(i), to satisfy the obligation to issue Rackla Shares and Rackla Warrants pursuant to (e) below to the Shareholders and the obligation to issue 19.9% of the Rackla Shares and Rackla Warrants to Radius;

and Radius and Rackla will jointly elect pursuant to the terms of Section 85 of the Tax Act at elected amounts to be determined by Radius within the limits set out in the Tax Act;

(b)

at the Effective Time, the authorized share structure of Radius shall be reorganized and altered by:

(i)

renaming and redesignating all of the issued and unissued Radius Shares as Class A Shares, and

(ii)

creating a new class consisting of an unlimited number of common shares without par value (“New Radius Shares”);

(c)

five (5) minutes after the Effective Time, the Radius’ Constating Documents shall be amended to reflect the alterations in (b) above;

(d)

ten (10) minutes after the Effective Time, the Warrants shall be deemed to be amended to entitle the Warrantholder to receive, upon due exercise of the Warrant, New Radius Shares with the following adjustments which will be determined in accordance with the terms of the warrant certificates and in good faith by the Board of Directors:

(i)

the number of New Radius Shares acquirable will be increased using a formula based on the fair market value of Rackla; and

(ii)

the exercise price of the Warrants will be reduced using a formula based on the fair market value of Rackla; and

(e)

fifteen (15) minutes after the Effective Time, Shareholders will receive one New Radius Share in exchange for each Class A Share held on the Distribution Record Date.  In addition to New Radius Shares, the holder of Class A Shares will receive one Rackla Share and one Rackla Warrant in exchange for every three Class A Shares held on the Distribution Record Date, and such Radius Shareholders shall cease to be the holders of the Class A Shares so exchanged.

While each Radius Shareholder’s fractional Rackla Share and Rackla Warrant will be combined, no fractional shares will be issued and Shareholders will not receive any compensation in lieu thereof. The name of each Radius Shareholder who is so deemed to exchange his, her or its Class A Shares, shall be removed from the central securities register of Class A Shares with respect to the Class A Shares so exchanged and shall be added to the central securities registers of New Radius Shares and Rackla Shares and Rackla Warrants as the holder of the number of New Radius Shares and Rackla Shares, deemed to have been received on the exchange. The aggregate paid up capital of the New Radius Shares will be equal to the paid up capital of the Class A Shares immediately prior to the reorganization less the fair market value of the Rackla Shares and Rackla Warrants.

3.2

No Fractional Shares. Notwithstanding any other provision of this Arrangement, no fractional Rackla Shares or Rackla Warrants shall be distributed to the Radius Shareholders.

3.3

Effective Date. In section 3.1(e) the reference to a Radius Shareholder shall mean a person who is a Radius Shareholder on the Effective Date, subject to the provisions of Article 5.

3.4

Deemed Time for Redemption. In addition to the chronological order in which the transactions and events set out in section 3.1(e) shall occur and shall be deemed to occur, the time on the Effective Date for the exchange of Rackla Shares and Rackla Warrants for Class A Shares set out in section 3.1(e) shall occur and shall be deemed to occur immediately after the time of listing of the Rackla Shares and Rackla Warrants on the TSX-V on the Effective Date.

3.5

Deemed Fully Paid and Non-Assessable Shares. All New Radius Shares and Rackla Shares issued pursuant hereto shall be deemed to be validly issued and outstanding as fully paid and non-assessable shares for all purposes.

3.6

Arrangement Effectiveness. The Arrangement shall become final and conclusively binding on the Radius Shareholders and the Rackla Shareholders and each of Radius and Rackla on the Effective Date.

3.7

Supplementary Actions. Notwithstanding that the transactions and events set out in section 3.1 shall occur and shall be deemed to occur in the chronological order therein set out without any act or formality, each of Radius and Rackla shall be required to make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required to give effect to, or further document or evidence, any of the transactions or events set out in section 3.1, including, without limitation, any resolutions of directors authorizing the issue, transfer or redemption of shares, any share transfer powers evidencing the transfer of shares and any receipt therefor, and any necessary additions to or deletions from share registers.

3.8

Withholding Rights. Radius and Rackla shall be entitled to deduct and withhold from the consideration or other amount payable to any Radius Shareholder, including to dissenting shareholders pursuant to Article 5, such amounts as Radius or Rackla is required, entitled or permitted to deduct and withhold with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986, as amended, or any provisions of any applicable federal, provincial, state, local or foreign tax law, in each case, as amended.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the shareholder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

ARTICLE 4
CERTIFICATES

4.1

Class A Shares. Recognizing that the Radius Shares shall be renamed and redesignated as Class A Shares pursuant to section 3.1(e) and that the Class A Shares shall be exchanged partially for New Radius Shares pursuant to section 3.1(e), Radius shall not issue replacement share certificates representing the Class A Shares.

4.2

Rackla Shares. Recognizing that the Rackla Shares and Rackla Warrants issued to Radius under section  shall be distributed by Radius to the Radius Shareholders pursuant to the provisions of section 3.1(e), Rackla shall issue one share certificate representing all of the Rackla Shares and one warrant certificate representing all of the Rackla Warrants registered in the name of Radius, which share certificates shall be held by Radius until such shares are distributed by Radius to the Radius Shareholders and such certificates shall then be cancelled.

4.3

Rackla Certificates. As soon as practicable following the Distribution Record Date, Rackla shall cause to be issued to the registered holders of Radius Shares as of the Effective Date, share and warrant certificates representing the Rackla Shares and Rackla Warrants of which each such Radius Shareholder will be the registered holder at the close of business on the Distribution Record Date, and shall cause such share certificates to be delivered or mailed to such registered shareholders.

4.4

New Share Certificates. From and after the Effective Date, share certificates representing Radius Shares not deemed to have been cancelled pursuant to Article 5 shall for all purposes be deemed to be share certificates representing New Radius Shares, and no new share certificates shall be issued with respect to the New Radius Shares issued in connection with the Arrangement.

4.5

Interim Period. Any Radius Shares traded after the Distribution Record Date will represent New Radius Shares as of the Effective Date and shall not carry any rights to receive Rackla Shares or Rackla Warrants.

ARTICLE 5
RIGHTS OF DISSENT

5.1

Dissent Right. Notwithstanding section 3.1 hereof, holders of Radius Shares may exercise rights of dissent (the “Dissent Right”) in connection with the Arrangement pursuant to the Interim Order and in the manner set forth in the BCBCA (the “Dissent Procedures”).

5.2

Dealing with Dissenting Shares. Radius Shareholders who duly exercise Dissent Rights with respect to their Radius Shares (“Dissenting Shares”) and who:

(a)

are ultimately entitled to be paid fair value for their Dissenting Shares shall be deemed to have transferred their Dissenting Shares to Radius for cancellation immediately before the Effective Date; or

(b)

for any reason are ultimately not entitled to be paid for their Dissenting Shares, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting Radius Shareholder and shall receive New Radius Shares and Rackla Shares and Rackla Warrants and on the same basis as every other non-dissenting Radius Shareholder;

but in no case shall Radius be required to recognize such persons as holding Radius Shares on or after the Effective Date.

5.3

Reservation of Rackla Shares. If a Radius Shareholder exercises the Dissent Right, Radius shall on the Effective Date set aside and not distribute that portion of the Rackla Shares and Rackla Warrants which is attributable to the Radius Shares for which Dissent Rights have been exercised. If the dissenting Radius Shareholder is ultimately not entitled to be paid for their Dissenting Shares, Radius shall distribute to such Radius Shareholder his or her pro rata portion of the Rackla Shares and Rackla Warrants. If a Radius Shareholder duly complies with the Dissent Procedures and is ultimately entitled to be paid for their Dissenting Shares, then Radius shall retain the portion of the Rackla Shares and Rackla Warrants attributable to such Radius Shareholder and such shares will be dealt with as determined by the Board of Directors of Radius in its discretion.

ARTICLE 6
REFERENCE DATE

6.1

Reference Date. This plan of arrangement is dated for reference November 3, 2011.